UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
S1 Corporation

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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The following letter was distributed to customers of S1 Corporation.

Dear ______________
Earlier today we announced that S1 Corporation and Fundtech Ltd. have agreed to merge and form an organization with world-class scale and scope in the financial technology industry. We believe that the strengths of the combined organization will provide our customers, employees and shareholders with significant benefits.
A look at the product lines of each company shows that there is very little overlap, which offers both companies the ability to fill gaps that may have existed. Likewise, our geographic strengths differ and we expect that this too will be a positive outcome of the combination.
The combined company will be headquartered at S1’s current location in Atlanta, Georgia. I will serve as Chief Executive Officer and have primary day-to-day responsibility for the Americas. Reuven BenMenachem, the current Fundtech Chief Executive Officer, will serve as Executive Chairman having primary day-to-day responsibility for the non-Americas markets. The company will be called Fundtech Corporation and the executive management team of the combined company will consist of Pierre Naude, Jan Kruger, Francois van Schoor, Greg Orenstein (all from S1) and Yoram Bibring, Mike Sgroe, Gil Gadot and Joe Mazzetti (all from Fundtech).
This is a very exciting opportunity for us and one which I strongly believe will be excellent for our customers, employees and shareholders. It is a major step forward and I believe that it will position us as an industry leader in payments and transaction banking solutions with best-of-breed technology that addresses a broad range of payment types, from card payments made by consumers to wire transfers made by large corporations. Please see the attached presentation for more information about this exciting development.
A transaction of this size takes several months to finalize and we expect to close in Q4 of this year. During this time we will carry on as two independent companies, and we will maintain our focus on our commitments to serving your business with the highest quality customer care.
Should you have questions about this, please do not hesitate to contact your S1 representative or myself.
I look forward to our continued relationship and mutual success.
With best regards,
Regards,
Johann Dreyer
CEO, S1 Corporation
Additional Information and Where to Find It
In connection with the proposed transaction, S1 and Fundtech intend to file relevant materials with the SEC and other governmental or regulatory authorities, including a proxy statement and information statement, respectively. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT S1, FUNDTECH AND THE TRANSACTION. The proxy statement, information statement and certain other relevant materials (when they become available) and any other documents filed by S1 or Fundtech with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com; or (ii) by contacting Fundtech’s Investor Relations at (201) 946-1100 or by accessing Fundtech’s investor relations website at www.fundtech.com. Investors are urged to read the proxy statement and information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.
Participants in the Solicitation
S1, Fundtech and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction. Information about the executive officers and directors of S1 and the number of shares of S1’s common stock beneficially owned by such persons is set forth in the proxy statement for S1’s 2011 Annual Meeting of Stockholders which was filed with the SEC on April 8, 2011. Information about the executive officers and directors of Fundtech and the number of shares of Fundtech’s common stock beneficially owned by such persons is set forth in the annual report on Form 20-F which was filed with the SEC on May 31, 2011. Investors may obtain additional information regarding the direct and indirect interests of S1, Fundtech and their respective executive officers and directors in the transaction by reading the proxy statement and information statement regarding the transaction when they become available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward Looking Statements
Information set forth in this communication contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to the financial condition, results of operations and business of S1 Corporation (“S1”) and Fundtech Ltd. (“Fundtech”). The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “estimates,” “forecasts,” “intends” or similar terminology identify forward-looking statements. Forward-looking statements may include projections of revenue, expenses, Adjusted EBITDA, revenue backlog, cost synergies, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on beliefs as well as assumptions made using information currently available to S1 and Fundtech. Because these statements reflect current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in reports filed with the Securities and Exchange Commission (and available at www.s1.com and www.fundtech.com or the SEC’s web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. Except as provided by law, neither S1 nor Fundtech undertake any obligation to update any forward-looking statement for any reason, even if new information becomes available.